Exhibit 99.1

Camden National Corporation to acquire Union Bankshares Company

CAMDEN, Maine, August 14, 2007: Camden National Corporation (AMEX: CAC; “Camden”), parent company of Camden National Bank and Acadia Trust, N.A., and Union Bankshares Company (OTCBB: UNBH), the parent company of Union Trust Company, today announced that they signed a definitive merger agreement under which Camden will acquire Union Bankshares in a stock and cash transaction valued at approximately $72.5 million. The acquisition, subject to regulatory and shareholder approvals, is expected to close by the end of 2007 or in early 2008.

Under the terms of the definitive agreement, Union Bankshares shareholders will have the right, subject to pro-ration, to elect to receive $68.00 in cash or 1.9106 shares of Camden common stock for each share of Union Bankshares stock. Elections are subject to allocation procedures that are intended to ensure that, after pro-ration, total consideration will be 40.0% cash and 60.0% Camden common stock. The $68.00 purchase price for each share of Union Bankshares represents a 33.3% premium over the closing price of its shares on August 13, 2007. The receipt of Camden common stock by Union Bankshares’ shareholders is expected to be a tax-free exchange.

“Union Bankshares provides an important strategic complement to Camden National Corporation,” said Camden National Corporation President and Chief Executive Officer Robert W. Daigle. “In addition to creating the largest independent community banking organization in Maine, we will extend our geographic reach to Hancock County and the Downeast Maine area, expand both organizations’ product and service offerings, and administer total wealth management assets in excess of $1.3 billion.”

“We were attracted to Camden National Corporation as a partner due to their long-term commitment to Maine and its communities,” said Union Bankshares President and Chief Executive Officer Peter A. Blyberg. “Camden National consistently has been a top performing organization while at the same time providing a superior community banking experience which is closely aligned with Union’s own commitment to its customers and communities.”

The combined organization will have over $2.3 billion of assets and $1.5 billion of deposits. Camden National Bank currently operates 27 branch locations and Union Trust Company currently operates 13 branch locations. Union Trust Company, the banking subsidiary of Union Bankshares, will maintain its brand identity in Hancock and Washington Counties, as a division of Camden National Bank. “This combination is a testament to both organizations’ dedication to independent, Maine-based community banking,” said Camden National Bank President and Chief Executive Officer Gregory A. Dufour. “Over the next few months, our focus will be on providing a smooth transition as well as introducing new products and services to customers of both organizations.”

Mr. Daigle will continue in his role as President and Chief Executive Officer of the combined organization. Mr. Blyberg, who previously announced his intention to retire in late 2008, will be named Vice Chairman of Camden National Bank after the integration of the two organizations and Mr. Dufour will continue to serve as President and Chief Executive Officer of Camden National Bank.

According to Camden National Corporation Chief Financial Officer Sean G. Daly, the transaction is expected to be accretive to 2008 earnings and cost savings will be fully achieved in 2009. One-time and restructuring charges are expected to be incurred in early 2008 as part of the integration of the two organizations.

Sandler O’Neill & Partners, L.P. served as the financial advisor for Camden, and Stifel Nicolaus & Company, Incorporated advised Union Bankshares. Goodwin Procter LLP served as outside legal counsel to Camden, while Thacher Proffitt & Wood LLP, Washington, D.C., served as outside legal counsel to Union Bankshares.

Camden National Corporation, a 2006 Best Places to Work in Maine company headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of two financial services companies, including: Camden National Bank (“CNB”), a full-service community bank with 27 banking offices serving coastal, western, central and eastern Maine, and recipient of the Governor’s Award for Business Excellence in 2002, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services.

Union Trust Company, the wholly owned subsidiary of Union Bankshares Company, was established in 1887 and is a full-service, independent, community bank. From thirteen offices Union Trust provides a variety of banking, brokerage, insurance, retirement, employee benefit, investment, personal trust and financial planning services to individuals, businesses, municipalities, and non-profit organizations along the coast of Maine from Waldoboro to Jonesport. Union Trust takes pride in delivering personalized, responsive service and developing quality, innovative products for its customers. Employing over 150 people, Union Trust has a documented record of consistent earnings growth. Union Trust can be found on the Internet at www.uniontrust.com.

Additional Information about the Merger and Where to Find It:

In connection with the proposed merger of Union Bankshares Company with and into Camden National Corporation, Camden and Union Bankshares intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, UNION BANKSHARES AND THE MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Camden or Union Bankshares with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden National Corporation, Two Elm Street, Camden, Maine 04843, Attention: Suzanne Brightbill, and free copies of the documents filed with the SEC by Union Bankshares by directing a written request to Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605, Attention: Terance Fancy.

Camden, Union Bankshares and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Union Bankshares in connection with the merger. Information about the directors and executive officers of Camden and Union Bankshares and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Camden’s directors and executive officers in the proxy statement for Camden’s annual meeting of stockholders filed with the SEC on March 21, 2007. You can find information about Union Bankshares’ directors and executive officers in the proxy statement for Union Bankshares’ annual meeting of shareholders filed with the SEC on May 11, 2007. You can obtain free copies of these documents from the SEC, Camden or Union Bankshares using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: (i) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (ii) failure of the shareholders of Union Bankshares to approve the merger agreement; (iii) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (iv) disruptions in the businesses of the parties as a result of the pendency of the merger; (v) integration costs following the merger; (vi) changes in general, national or regional economic conditions; (vii) changes in loan default and charge-off rates; (viii) reductions in deposit levels necessitating increased borrowing to fund loans and investments; (ix) changes in interest rates; (x) changes in laws and regulations; (xi) changes in the size and nature of the Camden’s competition; and (xii) changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see Camden’s and Union Bankshares’ filings with the SEC, including their Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:

Suzanne Brightbill

Assistant Vice President, Public Relations Officer

Camden National Corporation

207.230.2120

sbrightbill@camdennational.com

Terance Fancy

Vice President, Compliance Officer

Union Trust Company

207.667.4537, ext 243

tfancy@uniontrust.com